For the semi-annual period ended March 31, 2001
File number 811-06677
Prudential Index Series Fund
   - Prudential Stock Index Fund



SUB-ITEM 77C
Submission of Matters to a Vote of Security Holders

A Special Meeting of Shareholders of Prudential Stock Index
Fund, a series of Prudential Index Series Fund, was held on February 1, 2001. At such meeting, the shareholders of the Fund approved the following proposals.

01.	Votes on Directors	                Votes For
Withheld

	Saul K. Fenster	                45,594,400
239,757
Delayne Dedrick Gold	                45,590,148
244,009
Robert F. Gunia	                45,611,997
222,160
	Douglas H. McDorkindale	     45,611,361
222,796
W. Scott McDonald                    45,594,139
240,018
Thomas T. Mooney		     45,607,018
227,139
	Stephen P. Munn		     45,617,119
217,038
David R. Odenath		     45,606,757
227,400
Richard A. Redeker		     45,568,202
265,955
	Judy A. Rice			     45,593,705
240,452
Robin B. Smith 		     45,596,599
237,558
Louis A. Weil III 		     45,606,642
227,515
Clay T. Whitehead		     45,608,760
225,397


03.	To permit Prudential Investments Fund Management LLC
(PIFM) to enter into or
            make material changes to subadvisory agreements without shareholder approval.

		Votes For 		Votes Against
	Abstentions

		33,439,331		1,373,891
	249,103

04.	An amendment to the management agreement to permit
PIFM to allocate assets
among affiliated and unaffiliated subadvisers.

		Votes For 		Votes Against
	Abstentions

		34,070,257		706,681
	285,387

5A.	To approve certain changes to the Funds fundamental
investment restrictions
or policies:  Fund diversification.

	Votes For 		Votes Against
	Abstentions

		33,800,571		1,015,565
	246,188

5B.	To approve certain changes to the Funds fundamental
investment restrictions
or policies: Issuing senior securities, borrowing money or pledging assets.

		Votes For 		Votes Against
	Abstentions

		33,511,535		1,260,526
	290,264

5C.	To approve certain changes to the Funds fundamental
investment restrictions
or policies:  Buying and selling real estate.

		Votes For 		Votes Against
	Abstentions

		33,653,517		1,160,412
	248,396

5D.	To approve certain changes to the Funds fundamental
investment restrictions
or policies: Buying and selling commodities and commodity contracts.

		Votes For 		Votes Against
	Abstentions

		33,520,646		1,286,299
	255,380

5E.	To approve certain changes to the Funds fundamental
investment restrictions
or policies:  Fund concentration.

	Votes For 		Votes Against
	Abstentions

	33,745,598		1,029,937
	286,790




5F.	To approve certain changes to the Funds fundamental
investment restrictions
or policies:  Engaging in underwriting.

	Votes For 		Votes Against
	Abstentions

		33,682,020		1,108,185
	272,120

5G.	To approve certain changes to the Funds fundamental
investment restrictions
or policies:  Making loans.

	Votes For 		Votes Against
	Abstentions

		33,602,404		1,191,930
	267,991

5H.	To approve certain changes to the Funds fundamental
investment restrictions
or policies:  Other investment restrictions.

	Votes For 		Votes Against
	Abstentions

		33,504,257		1,238,542
	319,526

07.	To ratify the selection of PricewaterhouseCoopers LLP as
independent
accountants for the Funds current fiscal year.

		Votes For 		Votes Against
	Abstentions

		45,374,385		235,378
	224,394









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